EXHIBIT 99.1

Contact:

Patricia Baronowski

Pristine Advisers, LLC

(631) 756-2486

EQUUS ANNOUNCES DEPARTURE OF DIRECTOR

HOUSTON, TX – May 9, 2016 – Equus Total Return, Inc. (NYSE: EQS) (the “Fund” or “Equus”) announced the resignation of Alessandro Benedetti from the Fund’s Board of Directors. Mr. Benedetti had been a member of the Equus Board since 2010, and was, at the time of his resignation, serving as a member of the Fund’s committee of independent directors. Mr. Benedetti had also served as the Fund’s Executive Chairman from June 2011 to June 2013.

Robert L. Knauss, the Equus Chairman had the following remarks concerning the resignation of Mr. Benedetti: “We thank Alessandro Benedetti for his important contributions to Equus over the past 6 years and for his service as a director and as Executive Chairman during this period. We wish him the best in his future endeavors.”

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Fund, including our ability to achieve our expected financial and business objectives, our ability to execute our reorganization and complete the transactions contemplated thereby, and the other risks and uncertainties described in the Fund’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Except as required by law, the Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.